UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2012

TRANSDIGM GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 10, 2012, TransDigm Group Incorporated (“TransDigm Group”) issued a press release relating to the proposed offering of $500 million in aggregate principal amount of senior subordinated notes due 2020 (the “Notes”) by TransDigm Inc., its wholly-owned subsidiary, pursuant to a confidential offering memorandum in a private placement under Rule 144A and Regulation S of the Securities Act of 1933 (the “Securities Act”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

TransDigm Inc. intends to use all or a portion of the net proceeds from the offering of the Notes, together with the net proceeds of the borrowing of $150.0 million of additional incremental term loans and cash on hand, to fund a dividend in the range of $450 million to $850 million to the holders of the common stock of TransDigm Group, to pay related transaction expenses and for general corporate purposes.

TransDigm Group, which includes for purposes of the discussion below its direct and indirect subsidiaries, is hereby furnishing the following information regarding its business, some of which has not been previously reported, derived from the preliminary confidential offering memorandum, dated as of October 10, 2012, that is being circulated in connection with the offering of the Notes.

For the year ended September 30, 2012, management estimates that approximately 55% and 45% of its net sales were generated from aftermarket sales and sales to original equipment manufacturers, respectively.

Based upon TransDigm Group’s unaudited preliminary analysis, TransDigm Group estimates that it will have approximately $440 million of cash and cash equivalents as of September 30, 2012. Also as of September 30, 2012, based on management’s estimates, TransDigm Group would have had an undrawn revolver of up to $310 million with current availability of up to $303 million.

The information in this Item 7.01 on Form 8-K and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2012

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release.